Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Eagle Energy Inc. on Form 10-Q for the period ending September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof, I, Richard Findley, President, Secretary, Treasurer and Director (Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 18, 2011

/s/ Richard Findley
Richard Findley
President, Secretary, Treasurer and Director
(Chief Executive Officer, Chief Financial Officer
and Chief Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.